UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2005, Extendicare Health Services, Inc. (the "Company") amended and restated its existing $155 million bank credit facility (the "Former Credit Facility") by entering into a Third Amended and Restated Credit Agreement (the "Amended and Restated Credit Facility") with Extendicare Holdings, Inc., the several lenders from time to time parties thereto (currently Lehman Commercial Paper Inc., General Electric Capital Corporation, LaSalle Bank National Association, Alcentra Funds and U.S. Bank National Association), Lehman Brothers Inc., as arranger, U.S. Bank, National Association, as syndication agent, General Electric Capital Corporation and LaSalle Bank National Association, as co-documentation agents and Lehman Commercial Paper Inc., as administrative agent. The Amended and Restated Credit Facility increases the Company’s total borrowing capacity from $155 million to $200 million, reduces the cost of borrowing and provides the Company with increased financial flexibility. The Amended and Restated Credit Facility includes a term loan for $86 million and a $114 million revolving credit facility. On August 4, 2005, the Company (i) borrowed the entire $86.0 million under the term loan and $13.9 million of the revolving credit under the Amended and Restated Credit Facility, repaid in full the $64.0 million outstanding balance under the Former Credit Facility, (ii) terminated the revolving credit and term loan facility between certain subsidiaries of Assisted Living Concepts, Inc. ("ALC"), which is a wholly owned subsidiary of the Company, and General Electric Capital Corporation (the "GE Credit Facility") and (iii) repaid in full the $34.0 million outstanding balance under the GE Credit Facility. The Amended and Restated Credit Facility includes, among other things, the following terms and changes from the Former Credit Facility:

1. The credit extended to the Company under the Amended and Restated Credit Facility includes a term loan for $86.0 million. The principal balance of the term loan is payable in equal quarterly installments of $215,000 over the first four years of the Amended and Restated Credit Facility, equal quarterly installments of $20.6 million over the first three quarters of the last year of the Amended and Restated Credit Facility, and a final principal installment of $20.6 million due on the maturity date.

2. The revolving credit limit under the Amended and Restated Credit Facility reflects a reduction by $41.0 million from the $155.0 million limit under the Former Credit Facility to $114.0 million under the Amended and Restated Credit Facility. Upon notice and at the option of the participating lenders, the Company may increase the credit extended or available under the Amended and Restated Credit Facility by up to $15.0 million. The increase may be in the form of additional term loans or in the form of an increase in the revolving credit limit.

3. The maturity date of the Amended and Restated Credit Facility is July 31, 2010, reflecting an extension of more than one year from the maturity date of the Former Credit Facility.

4. The interest rate spreads over the Eurodollar rate or the base rate, as applicable, have been reduced and fixed at 1.75% per annum for Eurodollar rate loans and 0.75% per annum for base rate loans. Under the Former Credit Facility the interest rate spread ranged from 2.50% per annum to 3.25% per annum for Eurodollar rate loans and from 1.50% per annum to 2.25% per annum for base rate loans, subject, in each case, to adjustments based on the Company’s senior leverage ratio. Interest is payable periodically during the term of the Amended and Restated Credit Facility.

5. The Amended and Restated Credit Facility includes a $10.0 million swing line commitment within the $114 million revolving credit limit.

6. The financial covenants under the Amended and Restated Credit Facility include ALC’s debt and earnings, whereas the financial covenants under the Former Credit Facility did not. The financial covenants are otherwise substantially the same as under the Former Credit Facility.

7. The Amended and Restated Credit Facility includes procedures for ALC and its subsidiaries to be designated as restricted subsidiaries and guarantors of the Amended and Restated Credit Facility over time. As this occurs, these subsidiaries will become subject to the covenants of the Amended and Restated Credit Facility that apply to the Company’s restricted subsidiaries. Also, the Company is permitted to make investments in these subsidiaries to the same extent that it is permitted to make investments in its other restricted subsidiaries that have guaranteed the Amended and Restated Credit Facility.

8. The Amended and Restated Credit Facility increases the Company’s ability to make investments in unrestricted subsidiaries (the unrestricted subsidiaries being ALC and its subsidiaries unless and until they have been designated as restricted subsidiaries) such that the Company and its restricted subsidiaries may have investments in unrestricted subsidiaries outstanding from time to time up to the sum of the amount of investments in unrestricted subsidiaries at June 30, 2005 plus $40 million.

9. The Amended and Restated Credit Facility requires that ALC’s debt in connection with the $22.0 million of revenue bonds secured by ALC facilities located in the States of Washington, Idaho and Ohio be repaid in full within 180 days after the closing of the Amended and Restated Credit Facility. When that repayment occurs, ALC will become a restricted subsidiary under the Amended and Restated Credit Facility.

10. The Amended and Restated Credit Facility increases the Company’s ability to make restricted payments to permit annual dividends up to the lesser of (i) 50% of net income, or (ii) $25 million plus the unused restricted payment amount for the previous fiscal year, or (iii) $50 million.

The Amended and Restated Credit Facility is guaranteed by Extendicare Holdings, Inc., the Company’s U.S. parent company, and the Company’s material domestic subsidiaries, excluding most of ALC’s subsidiaries. The Amended and Restated Credit Facility is secured by the same assets as secured the Former Credit Facility. In addition, the Amended and Restated Credit Facility provides for the post-closing addition of additional security consisting of 30 assisted living facilities, formerly financed under the GE Credit Facility, and one nursing facility located in Kentucky that was acquired by the Company in June 2005. Further guarantees and collateral may be provided as additional subsidiaries of ALC become restricted subsidiaries. As subsidiaries of ALC guarantee or otherwise provide credit support for the Amended and Restated Credit Facility, the Company will be required to cause such subsidiaries to guarantee its 9.5% Senior Notes due 2010 and its 6.875% Senior Subordinated Notes due 2014 on the same basis as the existing guarantors of the respective notes guaranteed such notes.

As was the case with the Former Credit Facility, the Amended and Restated Credit Facility contains customary covenants and events of default and is subject to various mandatory prepayment and commitment reductions. If an event of default occurs the lenders may accelerate the maturity of the loans under the Amended and Restated Credit Facility, charge a default rate of interest, and/or foreclose on the mortgages and other collateral securing the Amended and Restated Credit Facility. The Company is permitted to make voluntary prepayments at any time under the Amended and Restated Credit Facility.

The Amended and Restated Credit Facility is attached as Exhibits 4.1 hereto and is incorporated herein by reference. The above-referenced summary of the material terms of the Amended and Restated Credit Facility is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is being furnished herewith:

(4.1) Third Amended And Restated Credit Agreement, dated as of August 4, 2005, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., as Borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, U.S. Bank, National Association, as Syndication Agent, General Electric Capital Corporation and Lasalle Bank National Association, as Co-Documentation Agents and Lehman Commercial Paper Inc., as Administrative Agent

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

August 10, 2005	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Third Amended And Restated Credit Agreement, dated as of August 4, 2005, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., as Borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, U.S. Bank, National Association, as Syndication Agent, General Electric Capital Corporation and Lasalle Bank National Association, as Co-Documentation Agents and Lehman Commercial Paper Inc., as Administrative Agent